UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2014

Alteva, Inc.

(Exact name of registrant as specified in its charter)

New York	001-35724	14-1160510
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Market Street, First Floor Philadelphia, Pennsylvania	19106
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code

(877) 258-3722

(Former name or former address if changed since last report,)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

The information contained in Item 5.02 is incorporated by reference in this Item 1.01.

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 12, 2014, Alteva, Inc. (“Alteva” or the “Company”) entered into separate offer letters (“Offer Letters”) with the following executives:  (1) Mr. Brian J. Kelley, the Company’s Chief Executive Officer and principal executive officer, (2) Mr. Brian H. Callahan, the Company’s Executive Vice President, Chief Financial Officer, Corporate Secretary and Treasurer, (3) Mr. Mardoqueo Marquez, the Company’s Executive Vice President and Chief Technology Officer and (4) Mr. William K. Birnie, the Company’s Executive Vice President and Chief Marketing Officer.  A copy of each Offer Letter is attached hereto as Exhibits 10.1 – 10.4.  Each Offer Letter sets forth the annual salary for the executive and indicates that the executive is eligible for certain bonus, long-term incentive, severance and other benefits pursuant to the Company’s new Named Executive Officer Compensation Policy (“NEO Compensation Policy”) and other Company policies in place from time to time.  As part of the Offer Letters, Messrs. Callahan, Marquez and Birnie each received a one-time bonus of $15,000, subject to applicable employment and withholding taxes.  This one-time payment was made to each officer in recognition for his service in the Office of the CEO earlier this year.  Mr. Kelley did not receive this bonus.  Effective January 15, 2015, Mr. Kelley will be granted 10,000 restricted shares of Alteva stock under the Company’s 2008 Long-Term Incentive Plan, subject to a three year vesting schedule.  The Offer Letters specify that the employment of each executive is at-will, meaning that either the officer or the Company may terminate the employment relationship at any time.  The Company has the right to modify the terms and conditions of employment, including benefits, at its discretion.  Each executive also signed a restrictive covenant agreement (the “Restrictive Covenant Agreement”), which includes, among other matters, provisions addressing: (1) Confidentiality, (2) Non-Competition, (3) Customer Non-Solicitation and (4) Employee Non-Solicitation.  A copy of the Restrictive Covenant Agreement is attached hereto as Exhibit 10.5.

The NEO Compensation Policy applies each of the foregoing executives and, among other matters, addresses issues relating to: (1) Bonus and Long-Term Incentive compensation, (2) Termination without Cause, and (3) Change-in-Control.  The NEO Compensation Policy is administered by the Alteva Board of Directors, which has the authority to prospectively amend or terminate the policy at any time for any reason.  The NEO Compensation Policy does not modify the “at-will” employment status of an executive with the Company.  A copy of the NEO Compensation Policy is attached hereto as Exhibit 10.6.

The description of the Offer Letters, the Restrictive Covenant Agreement and the NEO Compensation Policy does not purport to be complete and is qualified in its entirety by reference to each document, a copy of which is filed as Exhibits 10.1-10.6 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Offer Letter between Alteva, Inc. and Mr. Brian J. Kelley dated November 12, 2014.
10.2	Offer Letter between Alteva, Inc. and Mr. Brian H. Callahan dated November 12, 2014.
10.3	Offer Letter between Alteva, Inc. and Mr. Mardoqueo Marquez dated November 12, 2014.
10.4	Offer Letter between Alteva, Inc. and Mr. William K. Birnie, dated November 12, 2014.
10.5	Form of Restrictive Covenant Agreement between Alteva, Inc. and the Company’s executives.
10.6	Named Executive Officer Compensation Policy of Alteva, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alteva, Inc.
Date:	November 18, 2014	By:	/s/ Brian H. Callahan
Brian H. Callahan
Executive Vice President, Chief
Financial Officer, Corporate Secretary and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Offer Letter between Alteva, Inc. and Mr. Brian J. Kelley dated November 12, 2014.
10.2	Offer Letter between Alteva, Inc. and Mr. Brian H. Callahan dated November 12, 2014.
10.3	Offer Letter between Alteva, Inc. and Mr. Mardoqueo Marquez dated November 12, 2014.
10.4	Offer Letter between Alteva, Inc. and Mr. William K. Birnie, dated November 12, 2014.
10.5	Form of Restrictive Covenant Agreement between Alteva, Inc. and the Company’s executives.
10.6	Named Executive Officer Compensation Policy of Alteva, Inc.